Ruby Tuesday, Inc. Salary Deferral Plan

                      Financial Statements
                   and Supplemental Schedules



             Years ended December 31, 1997 and 1996




                          Contents

Report of Independent Auditors.................................5

Audited Financial Statements

Statements of Net Assets Available for Benefits................6
Statements of Changes in Net Assets Available for Benefits.....7
Notes to Financial Statements..................................8

Supplemental Schedules

Line 27a - Schedule of Assets Held for Investment Purposes....20
Line 27d - Schedule of Reportable (5%) Transactions...........21


                 Report of Independent Auditors


Employee Benefits Committee of
 Ruby Tuesday, Inc.

We have audited the accompanying statements of net assets available for benefits of the Ruby Tuesday, Inc. Salary Deferral Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1997 and 1996, and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of Assets Held for Investment Purposes as of December 31, 1997, and Reportable (5%) Transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1997 basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1997 basic financial statements taken as a whole.

                                   /s/ Ernst & Young LLP
                                   Ernst & Young  LLP
Birmingham, Alabama
June 22, 1998

           Ruby Tuesday, Inc. Salary Deferral Plan

       Statements of Net Assets Available for Benefits



                                                  December 31
                                             1997             1996

Assets
Investments, at fair value:
  Company stock funds                   $2,849,988         $2,434,361
  Mutual funds                           7,015,137          5,200,504
  Money market fund and cash               489,994            236,537
  Loans to participants                    134,648                  -
                                        10,489,767          7,871,402
Guaranteed investment contracts
  with insurance companies,
  at contract value                        747,449          1,638,289
Total investments                       11,237,216          9,509,691

Contributions receivable:
  Participants                             132,306            115,970
  Employer                                  23,417             17,379
                                           155,723            133,349
Dividends and interest receivable                -              1,564
Total receivables                          155,723            134,913
                                        11,392,939          9,644,604

Liabilities
Accrued Expenses                                 -            (30,559)

Net assets available for benefits      $11,392,939         $9,614,045

See accompanying notes.

           Ruby Tuesday, Inc. Salary Deferral Plan

     Statements of Changes in Net Assets Available for Benefits



                                            Year ended December 31
                                             1997            1996
Net investment income:
  Dividends on Morrison Health
   Care Inc. common stock              $     10,510     $    21,430
  Dividends on Morrison
   Restaurants, Inc. common stock             2,814           6,120
  Other dividends and interest              280,383         608,636
                                            293,707         636,186
Administrative expenses                    (141,147)       (119,810)
                                            152,560         516,376
Net realized and unrealized
  appreciation in fair value
  of investments                          1,546,283         502,123
Contributions:
  Participants                            1,508,175       1,616,158
  Employer                                  241,441         277,435
                                          1,749,616       1,893,593

Distributions to participants            (1,669,565)    (27,203,411)
Net additions (deductions)                1,778,894     (24,291,319)
Net assets available for benefits
  at beginning of year                    9,614,045      33,905,364
Net assets available for benefits
  at end of year                       $ 11,392,939    $  9,614,045

See accompanying notes.

            Ruby Tuesday, Inc. Salary Deferral Plan

                 Notes to Financial Statements

                   December 31, 1997 and 1996


1. Significant Accounting Policies

The financial statements of the Ruby Tuesday, Inc. Salary Deferral Plan ("the Plan") are presented on the accrual basis of accounting.

Investments in common trust funds are stated at fair value based on quoted redemption values on the last business day of the plan year. Ruby Tuesday, Inc. common stock, Morrison Health Care, Inc. common stock and Morrison Restaurants, Inc. common stock are traded on the New York Stock Exchange and are valued at the closing sales price on the last business day of the plan year.

Guaranteed investment contracts are stated at the contract value as determined by the insurance companies. Contract value represents contributions made under the contracts, plus interest at the contract rates, less funds used to pay benefits and the insurance companies' administrative expenses.

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Certain prior year amounts have been reclassified to conform to the current year presentation.

2. Description of the Plan

The Plan was established to provide additional incentive and retirement security for eligible employees of Ruby Tuesday, Inc. and its subsidiaries ("the Company").

Effective March 9, 1996, in conjunction with the distribution by Morrison Restaurants Inc. ("MRI") of all the outstanding shares of common stock of its wholly-owned subsidiaries Morrison Fresh Cooking, Inc. ("MFCI" (later renamed Morrison Restaurants, Inc.)) and Morrison Health Care, Inc. ("MHCI"), MRI reincorporated in Georgia, changed its name to Ruby Tuesday (Georgia), Inc. ("RTI") and the Salary Deferral Plan was renamed the "Ruby Tuesday, Inc. Salary Deferral Plan."


           Ruby Tuesday, Inc. Salary Deferral Plan

2. Description of Plan (continued)

In conjunction with the Distribution, the Company amended the Plan to clarify that the Distribution did not constitute a termination of employment for benefit distribution or other related purposes under the Plan so long as a participant remained continuously employed by RTI, MFCI or MHCI from and after the Distribution Date. Prior to the Distribution Date, MFCI and MHCI adopted the Plan but, effective as of the Distribution Date, MFCI and MHCI withdrew from the Plan and the Plan was renamed the "Ruby Tuesday, Inc. Salary Deferral Plan" thereafter to be maintained for the benefit of RTI employees.

In accordance with the terms of the Distribution, MFCI and MHCI each established as of the Distribution Date a defined contribution savings plan designed to qualify under Sections 401(a), 401(k) and 4975(e)(7) of the Internal Revenue Code, and to preserve "protective benefits," within the meaning of Section 411(d)(6) of the Internal Revenue Code, accrued by participants under the Plan as of the Distribution Date. Those participants of the Plan who became employees of either MFCI or MHCI as of the Distribution Date were given the opportunity to participate in the Replacement Salary Deferral Plans, with full credit for their service with the Company prior to the Distribution Date for purposes of determining the level of each participant's matching contributions.

As of the Distribution Date, MFCI and MHCI requested that RTI, as successor to the Company, cause a spin-off and transfer from the Salary Deferral Plan trust to each appropriate Replacement Salary Deferral Plan trust an amount in kind equal to the aggregate account balances, as of the date of the transfer, of those Plan participants who, as of the Distribution Date, became employees of the requesting party.

The general administration of the Plan is the responsibility of the Employee Benefits Committee ("the Committee") which consists of at least two persons and not more than seven persons appointed by the Board of Directors. Costs of administering the Plan are paid by the Company to the extent not paid by the Trust. Effective July 1, 1997, the Plan's assets, were moved to Prudential Investments, trustee for the Plan. Concurrent with the change in trustee, changes in investments alternatives were instituted.


           Ruby Tuesday, Inc. Salary Deferral Plan

2. Description of Plan (continued)

The investment alternatives currently offered are:

Prudential MoneyMart Assets, Inc. (Money Market Fund)

The investment objective of this mutual fund is to maximize current income consistent with stability of capital and the maintenance of liquidity. The Fund invests in U.S. Government and agency obligations, bank certificates of deposit, and commercial paper to provide maximum daily income and liquidity. Prudential Mutual Fund Management, Inc. ("PMF") is the manager of the Fund.

Aim  High Yield Fund and Putnam Diversified Income Trust Fund (Income Funds)

The investment objective of the Aim High Yield Fund is the attainment of a high level of current income. At least 80% of the value of the Fund's total assets is invested in debt securities, including convertible debt securities and/or cash equivalents. AIM Advisors, Inc. ("AIM") serves as the Fund's investment advisor.

The investment objective of the Putnam Diversified Income Trust Fund is the attainment of high current income consistent with the preservation of capital. The Fund invests in three sectors of the fixed-income securities markets: a U.S. Government Sector, a High Yield Sector, and an International Sector. The U.S. Government Sector consists primarily of debt obligations of the U.S. Government. The High Yield Sector consists of high yielding, lower rated, higher risk U.S. and foreign fixed-income securities. The International Sector consists of obligations of foreign governments and other fixed-income securities denominated in foreign currencies. Putnam Investment Management Inc. is the Fund's investment manager.

Aim Balanced Fund (Balanced Fund)

The investment objective of the Aim Balanced Fund is the achievement of a high total return consistent with the preservation of capital. The Fund invests in a diversification of debt and equity securities including common stocks, preferred stocks, convertible securities and bonds. AIM serves as the Fund's manager.

Prudential Stock Index Z Fund (Growth & Income Fund)

The investment objective of the Prudential Stock Index Z Fund is to provide investment results that correspond to the price and yield performance of the Standard & Poors 500 Composite Stock Price Index

           Ruby Tuesday, Inc. Salary Deferral Plan

2. Description of Plan (continued)

(S&P 500). The Fund invests primarily in securities included in the S&P 500 Index in approximately the same proportion as they are represented in the Index. Prudential Diversified Investment Strategies manages the Fund.

Prudential  Equity Fund, Inc. and Franklin Small  Cap  Growth Fund
(Growth Funds)

The investment objective of both the Prudential Equity Fund, Inc. and the Franklin Small Cap Growth Fund is the achievement of long-term capital growth. The Prudential Equity Fund uses a value investment approach to invest in common stocks of major established companies. The Fund primarily invests in U.S. companies, however up to 30% of the Fund's assets may be invested in non-U.S. stocks. PMF is the manager of the Fund.

The Franklin Small Cap Growth Fund invests at least 65% of its total assets in equity securities of small capitalization companies with market capitalization of less than $1 billion. Up to 35% of the Fund's assets may be invested in equity securities of larger capitalization companies and/or corporate debt. Franklin Advisers, Inc. manages the Fund.

Templeton Growth Fund (International Fund)

The investment objective of the Templeton Growth Fund is the attainment of long-term capital appreciation. The Fund seeks international diversification by investing in stocks of companies of any nation. Although the Fund invests primarily in common stocks, it may also invest in preferred stocks and certain debt instruments. Templeton Global Advisors, Inc. is the Fund's manager.

Guaranteed Investment Contracts

See Note 6.

Company Stock Fund

The investment policy of the Ruby Tuesday, Inc. stock fund is to allow participants to participate in the profits of the Company. These assets include qualifying employer securities.

In conjunction with the spin-off in March 1996, two additional funds were set up within the Company Stock Fund to hold shares of MHCI common stock and MFCI common stock. As a result of the Distribution, the Reincorporation and the

           Ruby Tuesday, Inc. Salary Deferral Plan

2. Description of Plan (continued)

Reverse Stock Split each holder of MRI common stock became the holder of
(i) one share of RTI common stock for every two shares of MRI common stock held of record on the Distribution Record Date (ii) one share of MHCI common stock for every three shares of MRI stock held of record on the Distribution Record Date, and (iii) one share of MFCI common stock for every four shares of MRI common stock held of record on the Distribution Record Date. Participants of the Plan are not allowed to purchase additional shares of MHCI common stock and MFCI common stock. The Plan sold all MFCI and MHCI stock during 1997.

The Company matches 20% of contributions by participants with 3 to 9 years of service, 30% for participants with 10 to 19 years, and 40% for participants with 20 or more years of service. Matching contributions are invested entirely in RTI common stock.

Participants or their beneficiaries have a 100% vested interest in the value of their respective contributions and employer matching accounts. The form of distribution is a single lump sum payment in cash.

The Plan was amended in 1997 to provide for loans to participants. The minimum loan amount is $500 and the maximum amount is limited to the lesser of 50% of the participant's vested account balance or $50,000. The interest rate charged is fixed at the time of the loan at the prime rate plus 1%.

The Plan may be terminated at any time by the Company's Board of Directors. Upon termination, all assets are to be distributed to plan participants or their beneficiaries. Each participant would receive a proportionate share of the remaining assets, as determined by the individual account balances, on the date of termination.

To participate in the Plan, the employee must have completed one year of service in which they worked at least 1,000 hours, attained the age of 21, and authorized, on a form prescribed by the Committee, the deduction from his pay of the basic contribution as defined by the Plan. Participants may contribute amounts ranging from 2% to 10% of their compensation and specify the various investment alternatives to which the Plan's assets will be directed. Participants contributing a pre-tax contribution of at least 2% may elect to make after-tax contributions not in excess of 10% of annual earnings.

           Ruby Tuesday, Inc. Salary Deferral Plan

3. Investments

The Plan's investments are held by a trust fund administered by Prudential Investments except for its guaranteed investment contracts with insurance companies (see Note 6) and its investments in mutual funds which are held by the funds themselves.

The Plan's investments (including investments bought, sold and held during the year) appreciated in value by $1,546,283 and $502,123 during the years ended December 31, 1997 and 1996, respectively, as follows:

                                         Year Ended December 31
                                            1997              1996

Company stock funds                   $    755,540    $     220,864
Mutual funds                               817,185          128,311
Guaranteed investment contracts            (26,442)         152,948
Totals                                $  1,546,283    $     502,123

The fair values of individual investments that represent 5% or more of the Plan's net assets at December 31, 1997 and 1996 are as follows:

                                            1997           1996
Investments at fair value as determined
  by quoted market prices:
  Company stock funds:
    Ruby Tuesday, Inc. common stock   $  2,849,988    $  1,933,285
  Mutual Funds:
    Putnam Diversified Income Trust
     Fund                                2,768,562               -
    Prudential Equity Fund               3,807,195               -
    Delaware Group Value Fund                    -       1,500,626
    Templeton Growth Fund                        -       1,431,147
    Phoenix Multi-sector Fund                    -       2,268,731

The Plan's exposure to accounting loss with respect to these financial instruments is limited to the carrying values stated in the Statements of Net Assets Available for Benefits.


           Ruby Tuesday, Inc. Salary Deferral Plan

4. Income Tax Status

The Internal Revenue Service has ruled that the Plan qualifies under Sections 401(a) and (k) of the Internal Revenue Code (IRC) and, therefore, the Trust is not subject to tax under present income tax law. The Plan is required to operate in conformity with the IRC to maintain its qualification. The plan administrator is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

5. Transactions with Parties-In-Interest

The Company Stock Fund invests primarily in Company stock except as described above. At December 31, 1997 and 1996, this fund held 110,679 and 103,109 shares of this stock, respectively, with market values of $2,849,988 or $25.75 per share and $1,933,285 or $18.75 per share, respectively.

6. Guaranteed Investment Contracts with Insurance Companies

The Plan has guaranteed investment contracts with three insurance companies:
New York Life, Protective Life, and Transamerica Occidental Life. Deposits made under these contracts earn interest at guaranteed rates between 7.08% and 7.57%. The contracts have various terms relating to the allowance of withdrawals. Each contains provisions for investment loss (surrender) charges which the Plan would have to pay in the event of early withdrawal prior to contract maturity date. The contract values of the individual investments which comprise the total of the guaranteed investment contracts at December 31, 1997 and 1996 are shown on the following page.


           Ruby Tuesday, Inc. Salary Deferral Plan

6.   Guaranteed Investment Contracts with Insurance Companies (continued)

                                            1997           1996
New York Life Insurance Company,
 guaranteed investment contract        $    404,526  $    373,854
Transamerica Occidental Life,
 guaranteed investment contract             201,373       175,607
Protective Life Insurance Company,
 guaranteed investment contract             141,550       184,312
Principal Mutual Life Insurance Company,
 guaranteed investment contract                   -       221,122
Hartford Life Insurance Company,
 guaranteed investment contract                   -       187,134
State Mutual Life Insurance Company,
 guaranteed investment contract                   -       184,744
Ohio National Life,
 guaranteed investment contract                   -       182,822
Life Insurance of Virginia,
 guaranteed investment contract                   -       128,694
  Totals                               $    747,449  $  1,638,289

The average yield on the contracts for the years ended December 31, 1997 and December 31, 1996 was 6.84% and 6.56%, respectively.

The fair value of the contracts determined using the sum of the present values of each of the contracts' projected cash flows, discounted at the December 31, 1997 rates based on current yields of similar investments with comparable durations approximates the contract value of the contracts at December 31, 1997.

                     Ruby Tuesday, Inc. Salary Deferral Plan

                    Notes to Financial Statements (continued)

7. Investment Programs

The allocation of Plan assets and liabilities to the separate investment programs at December 31, 1997 and 1996 was as follows:
                                 Money   Guaranteed                       Growth &            Inter-    Company
                                 Market  Investment   Income    Balanced   Income   Growth   national    Stock
                                 Fund    Contracts     Funds      Fund      Fund     Fund      Fund       Fund     Total
December 31, 1997
Assets
Investments, at fair value:
  Ruby Tuesday, Inc. common
     stock                    $      -  $      -   $        -  $     -   $     -  $    -    $       - $2,849,988  $2,849,988
  Mutual funds:
   AIM High Yield Fund               -         -       10,361        -         -       -            -          -      10,361
   Putnam Diversified Income
     Trust Fund                      -         -    2,768,562        -         -       -            -          -   2,768,562
   AIM Balanced Fund                 -         -            -   10,971         -       -            -          -      10,971
   Prudential Stock Index Fund       -         -            -        -    66,630       -            -          -      66,630
   Franklin Small Cap Growth
     Fund                            -         -            -        -         -     63,676         -          -      63,676
   Prudential Equity Fund            -         -            -        -         -  3,807,195         -          -   3,807,195
   Templeton Growth Fund             -         -            -        -         -          -   287,742          -     287,742
   Prudential MoneyMart
     Assets                    489,994         -            -        -         -          -         -          -     489,994
Guaranteed investment
  contracts, at contract value       -   747,449            -        -         -          -         -          -     747,449
Loans to participants           11,198       665       11,500      250         -     61,863     2,274     46,898     134,648

Total investments              501,192   748,114    2,790,423   11,221    66,630  3,932,734   290,016  2,896,886  11,237,216

Contributions receivable:
  Participants                  11,280         -       17,806    1,272     4,333     13,104    44,701     39,810     132,306
  Employer                           -         -            -        -         -          -         -     23,417      23,417

Net assets available
 for benefits                 $512,472  $748,114   $2,808,229  $12,493   $70,963 $3,945,838  $334,717 $2,960,113 $11,392,939

                     Ruby Tuesday, Inc. Salary Deferral Plan

                    Notes to Financial Statements (continued)

7. Investment Programs (continued)

                                                   Money                     Fixed        Company
                                                   Market       Equity      Income         Stock
                                                    Fund         Fund        Fund           Fund        Total
December 31, 1996
Assets
Investments, at fair value:
  Ruby Tuesday, Inc. common stock            $          -  $          -  $      -    $  1,933,285  $  1,933,285
  Morrison Health Care, Inc. common stock               -             -         -         418,553       418,553
  Morrison Restaurants, Inc. common stock               -             -         -          82,523        82,523
  Other equity securities:
    Templeton Growth Fund                               -     1,431,147         -               -     1,431,147
    Delaware Group Fund                                 -     1,500,626         -               -     1,500,626
  Phoenix Multi-sector bond fund                        -             -   2,268,731             -     2,268,731
Cash                                              207,267       (38,109)     29,255        38,124       236,537
Guaranteed investment contracts,
  at contract value                                     -             -   1,638,289             -     1,638,289

Total investments                                 207,267     2,893,664   3,936,275     2,472,485     9,509,691

Contributions receivable:
  Participants                                      6,925        49,067      15,864        44,114       115,970
  Employer                                              -             -           -        17,379        17,379
                                                    6,925        49,067      15,864        61,493       133,349
Dividends and interest receivable                     805             -         759             -         1,564

Liabilities to the Plan                              (626)       (7,031)    (13,136)       (9,766)      (30,559)
Net assets available for benefits            $    214,371  $  2,935,700  $3,939,762   $ 2,524,212   $ 9,614,045

                         Ruby Tuesday, Inc. Salary Deferral Plan

                        Notes to Financial Statements (continued)

7. Investment Programs (continued)

Changes in net assets available for benefits for each of the two years in the period ended December 31, 1997 were allocated to separate investment programs as follows:
                                                  Money                      Fixed      Company
                                                  Market        Equity       Income      Stock
                                                  Fund          Fund          Fund       Fund           Total
Net assets available for benefits at
  December 31, 1995                            $1,126,438    $4,508,831  $20,505,481   $7,764,614   $33,905,364
Dividends on common stock:
  Morrison Health Care, Inc.                            -             -            -       21,430        21,430
  Morrison Restaurants, Inc.                            -             -            -        6,120         6,120
Other dividends and interest                       17,191       291,393      300,052            -       608,636
Administrative expenses                            (2,980)      (28,469)     (44,411)     (43,950)     (119,810)
Net appreciation in fair value of
 investments                                            -       128,311      152,948      220,864       502,123
Contributions:
  Participants                                    103,478       493,518      345,297      673,865     1,616,158
  Employer                                              -             -            -      277,435       277,435
Distributions to participants                    (966,926)   (3,252,203) (17,519,018)  (5,465,264)  (27,203,411)
Interfund transfers                               (62,830)      794,319      199,413     (930,902)            -
Net assets available for benefits at
  December 31, 1996                               214,371     2,935,700    3,939,762    2,524,212     9,614,045
Dividends on common stock:
  Morrison Health Care, Inc.                            -             -            -       10,510        10,510
  Morrison Restaurants, Inc.                            -             -            -        2,814         2,814
Other dividends and interest                        5,248        19,316       80,994        1,753       107,311
Administrative expenses                            (1,955)      (18,634)     (30,642)     (47,137)      (98,368)
Net appreciation in fair value of
 investments                                            -       420,615       87,701      481,980       990,296
Contributions:
  Participants                                     45,184       254,357       82,080      246,721       628,342
  Employer                                              -             -            -       94,664        94,664
Distributions to participants                     (25,885)     (216,862)    (278,418)    (730,323)   (1,251,488)
Interfund transfers                               284,160       322,573     (453,542)    (153,191)            -
Transfer to successor trustee                    (521,123)   (3,717,065)  (3,427,935)  (2,432,003)  (10,098,126)
Net assets after transfer to
  successor trustee                             $      -0-  $        -0-  $       -0-  $       -0-   $       -0-

                        Ruby Tuesday, Inc. Salary Deferral Plan

                        Notes to Financial Statements (continued)


7. Investment Programs (continued)


                                 Money   Guaranteed                         Growth &            Inter-       Company
                                 Market  Investment    Income    Balanced   Income    Growth    national      Stock
                                 Fund    Contracts     Funds     Fund       Fund       Funds     Fund         Fund          Total
Transfer from predecessor
  trustee                      $521,123   $742,595  $2,685,340   $     -   $     -  $3,717,065  $      -  $2,432,003   $10,098,126
Dividends and interest           13,792     26,142      94,596        26       208      33,144     5,164           -       173,072
Administrative expenses         (13,450)       (51)    (12,380)      (20)     (201)    (15,965)      180        (892)      (42,779)
Net appreciation (depreciation)
 in fair value of investments         -          -      36,866       176       263     255,750   (10,628)    273,560       555,987
Contributions:
  Participants                   74,062          -     126,302     4,790    14,857      55,679   327,791     276,352       879,833
  Employer                            -          -           -         -         -           -         -     146,777       146,777
Distributions to participants   (45,077)   (20,572)    (87,575)        -      (690)   (109,371)   (3,073)   (151,719)     (418,077)
Interfund transfers             (37,978)         -     (34,920)    7,521    56,526       9,535    15,283     (15,967)            -

Net assets available for
  benefits at
  December 31, 1997            $512,472   $748,114  $2,808,229   $12,493   $70,963  $3,945,837  $334,717  $2,960,114   $11,392,939

There were 913 active participants in the Plan at December 31, 1997.

              Ruby Tuesday, Inc. Salary Deferral Plan

     Line 27a - Schedule of Assets Held for Investment Purposes

                         December 31, 1997

Identity of Issuer,
Borrower, Lessor or         Description of                      Current
   Similar Party              Investment          Cost            Value

Investments
Company Stock Funds:
  Ruby Tuesday, Inc.          110,679 shares     $2,604,855    $2,849,988
                               of common stock

Mutual Funds:
  Aim High Yield              1,020 shares           10,385       10,361
                               of mutual fund
  Putnam Diversified Income   220,076 shares      2,733,214    2,768,562
                               of mutual fund
  Aim Balanced                426 shares             10,902       10,971
                               of mutual fund
  Prudential Stock Index Z    3,049 shares           66,723       66,630
                               of mutual fund
  Prudential Equity           191,798 shares      3,748,492    3,807,195
                               of mutual fund
  Franklin Small Capital      2,777 shares           67,490       63,676
    Growth                     of mutual fund
  Templeton Growth            14,832 shares         323,164      287,742
                               of mutual fund
  Total Mutual Funds                              6,960,370    7,015,137

Money Market Fund:
  Prudential MoneyMart        489,994 shares        489,994      489,994
   Assets                      of mutual fund

Guaranteed Investment
 Contracts with Insurance
 Companies, at Contract
 Value:
  New York Life Insurance   Guaranteed investment   404,526      404,526
   Company                   contract
  Protective Life Insurance Guaranteed investment   141,550      141,550
   Company                   contract
  Transamerica Occidental   Guaranteed investment   201,373      201,373
   Life                      contract
  Total Guaranteed
   Investment Contracts                             747,449      747,449

Participant Loans           Prime + 1%                    0      134,648
 Total Assets Held for Investment Purposes      $10,802,668  $11,237,216

                     Ruby Tuesday, Inc. Salary Deferral Plan

               Line 27d - Schedule of Reportable (5%) Transactions

                          Year Ended December 31, 1997
                                                                                                        Current Value
                                                                                                          of Asset on
                                                                    Purchase    Selling        Cost of     Transaction    Net Gain
Identity of Party Involved       Description of Assets                Price      Price          Asset          Date       or (Loss)

Individual Transactions in Excess of 5% of Plan Assets:

  Phoenix Multi-Sector             Mutual fund                   $   577,000   $      -     $   577,000  $   577,000   $         -
  Prudential Investments           MoneyMart Assets mutual fund      521,123          -         521,123      521,123             -
  Prudential Investments           Prudential Equity mutual fund   3,708,615          -       3,708,615    3,708,615             -
  Prudential Investments           Putnam Diversified Income
                                     Trust mutual fund             2,674,374          -       2,674,374    2,674,374             -
  ASO Outlook Group Prime
    Obligation                     Money market fund                       -    525,000         525,000      525,000             -
  Templeton Fund                   Mutual fund                             -  1,812,968       1,425,290    1,812,968       387,678
  Delaware Group Value             Mutual fund                             -  1,938,696       1,566,166    1,938,696       372,530
  Phoenix Multi-Sector             Mutual fund                             -  2,674,500       2,602,565    2,674,500        71,935

Series of Transactions in Excess of 5% of Plan Assets:

  ASO Outlook Group Prime
    Obligation                     Money market fund             $ 6,708,059   $      -     $ 6,708,059  $ 6,708,059   $         -
  Templeton Fund                   Mutual fund                       366,228          -         366,228      366,228             -
  Delaware Group Value             Mutual fund                       366,371          -         366,371      366,371             -
  Phoenix Multi-Sector             Mutual fund                     1,109,042          -       1,109,042    1,109,042             -
  Prudential Investments           MoneyMart Assets mutual fund      583,854          -         583,854      583,854             -
  Prudential Investments           Prudential Equity mutual fund   3,960,189          -       3,960,189    3,960,189             -
  Prudential Investments           Putnam Diversified Income
                                     Trust mutual fund             2,864,170          -       2,864,170    2,864,170             -
  Ruby Tuesday                     Company stock fund              1,078,619          -       1,078,619    1,078,619             -
  ASO Outlook Group Prime
    Obligation                     Money market fund                       -   7,081,258      7,081,258    7,081,258             -
  Templeton Fund                   Mutual fund                             -   2,014,560      1,593,762    2,014,560       420,798
  Delaware Group Value             Mutual fund                             -   2,142,107      1,745,979    2,142,107       396,128
  Phoenix Multi-Sector             Mutual fund                             -   3,421,500      3,335,728    3,421,500        85,772
  Prudential Investments           MoneyMart Assets mutual fund            -      93,860         93,860       93,860             -
  Prudential Investments           Prudential Equity mutual fund           -     221,886        211,697      221,886        10,189
  Prudential Investments           Putnam Diversified Income Trust
                                     mutual fund                           -     132,533        130,956      132,533         1,577
  Ruby Tuesday                     Company stock fund                      -     676,321        635,950      676,321        40,371